                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG


                           TULLY'S COFFEE CORPORATION,
                             SPINELLI COFFEE COMPANY


                                       AND

                               THE SHAREHOLDERS OF
                             SPINELLI COFFEE COMPANY


                                 April 28, 1998

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS, CONSTRUCTION...............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Construction....................................................................................5


ARTICLE II THE TRANSACTION........................................................................................6
         2.1      Sale and Purchase of Shares.....................................................................6
         2.2      Purchase Price..................................................................................6
         2.3      Deposit.........................................................................................6
         2.4      Closing.........................................................................................6
         2.5      Payment of Purchase Price.......................................................................6
         2.6      Payment of Option and Warrant Exercise Proceeds.................................................6
         2.7      Designation of Sellers'Authorized Representatives...............................................6
         2.8      Title...........................................................................................7


ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................7
         3.1      Authority.......................................................................................7
         3.2      Authorization; Enforceability...................................................................7
         3.3      Ownership, of Shares............................................................................7


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SCC, CALKINS AND SPINELLI............................................8
         4.1      Organization and Authority......................................................................8
         4.2      Authorization; Enforceability...................................................................8
         4.3      Capital Stock and Ownership of Shares...........................................................8
         4.4      No Violation of Laws or Agreements; Consents....................................................9
         4.5      Financial Information and Records...............................................................9
         4.6      Undisclosed Liabilities........................................................................10
         4.7      No Changes.....................................................................................10
         4.8      Taxes..........................................................................................11
         4.9      Inventory......................................................................................11
         4.10     Receivables....................................................................................11
         4.11     Condition of Assets; Title: Business...........................................................11
         4.12     No Pending Litigation or Proceedings...........................................................12
         4.13     Contracts; Compliance..........................................................................12
         4.14     Permits, Compliance with Law...................................................................12
         4.15     Real Property..................................................................................12
         4.16     Transactions with Related Parties..............................................................12
         4.17     Labor Relations................................................................................13
         4.18     Product Liabilities; Warranties................................................................13


                                       -i-


         4.19     Insurance......................................................................................13
         4.20     Intellectual Property Rights...................................................................13
         4.21     Employee Benefits..............................................................................13
         4.22     Environmental Matters..........................................................................15
         4.23     Customer Relations.............................................................................15
         4.24     Finders'Fees...................................................................................15
         4.25     Bank Accounts..................................................................................16
         4.26     Disclosure.....................................................................................16


ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER................................................................16
         5.1      Organization...................................................................................16
         5.2      Authorization and Enforceability...............................................................16
         5.3      No Violation of Laws; Consents.................................................................16
         5.4      Finders' Fees..................................................................................17
         5.5      No Pending Litigation or Proceedings...........................................................17
         5.6      Financial Statements...........................................................................17


ARTICLE VI CERTAIN COVENANTS.....................................................................................17
         6.1      Conduct of Business Pending Closing............................................................17
         6.2      Publicity......................................................................................18
         6.3      Fulfillment of Agreements......................................................................18
         6.4      SCC Employees..................................................................................18
         6.5      Assistance.....................................................................................18
         6.6      Severance and Termination Payments.............................................................19
         6.7      Certain Tax Matters............................................................................19
         6.8      Transfer Restrictions..........................................................................19
         6.9      Guaranties.....................................................................................19
         6.10     Non-Solicitation; Confidentiality..............................................................20
         6.11     Schedules......................................................................................20
         6.12     Audit..........................................................................................20
         6.13     Full Execution of Agreement....................................................................21
         6.14     Form of Non-Competition Agreements and Employment Agreements...................................21


ARTICLE VII CONDITIONS TO CLOSING: TERMINATION...................................................................21
         7.1      Conditions Precedent to Obligations of Buyer...................................................21
         7.2      Conditions Precedent to Obligations of SCC and Sellers.........................................22
         7.3      Deliveries and Proceedings at Closing..........................................................23
         7.4      Termination....................................................................................24


ARTICLE VIII SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION........................................................25
         8.1      Survival of Representations....................................................................25
         8.2      Indemnification by Spinelli and Calkins........................................................25


                                      -ii-


         8.3      Indemnification by Sellers (Other Than Spinelli and Calkins)...................................25
         8.4      Indemnification by Buyer.......................................................................25
         8.5      Limitation of Liability........................................................................26
         8.6      Notice of Claims...............................................................................27
         8.7      Good Faith Efforts to Settle Disputes..........................................................27


ARTICLE IX MISCELLANEOUS.........................................................................................27
         9.1      Costs and Expenses.............................................................................27
         9.2      Further Assurances.............................................................................27
         9.3      Notices........................................................................................28
         9.4      Assignment; Governing Law......................................................................29
         9.5      Amendment and Waiver; Cumulative Effect........................................................29
         9.6      Entire Agreement; No Third Party Beneficiaries.................................................29
         9.7      Severability...................................................................................30
         9.8      Counterparts...................................................................................30
         9.9      Attorneys'Fees, Expenses and Travel Costs......................................................30


EXHIBIT A - List of Sellers

EXHIBIT B - February 1, 1998 SCC Financial Statements

EXHIBIT C - Form of Kay & Merkle Opinions

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT"), is entered into as of April 28, 1998, by and among TULLY'S COFFEE CORPORATION, a Washington corporation, ("BUYER"), SPINELLI COFFEE COMPANY, a California corporation ("SCC"), and the individuals identified on EXHIBIT A attached hereto (individually, a "SELLER" and collectively, the "SELLERS").

                                    RECITALS

         A. Sellers own beneficially and Of record all of the issued and outstanding shares of capital stock of SCC.

         B. Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the outstanding shares of capital stock of SCC, on the terms and subject to the conditions set forth below.


                                   AGREEMEENT

         In consideration of the representations, warranties, covenants and agreements contained herein, SCC, Sellers and Buyer, each intending to be legally bound hereby, agree as set forth below.

                                   ARTICLE I
                            DEFINITIONS, CONSTRUCTION

         1.1 DEFINITIONS. As used in this Agreement, the following terms have the meanings specified in this SECTION 1.1. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         "AGREEMENT" means this Stock Purchase Agreement, as it may be amended from time to time.

         "BALANCE SHEET DATE" means February 1, 1998.

         "BENEFIT PLAN" has the meaning given that term in S

         "BUSINESS" means the wholesale and retail sale of coffee and related products and as currently conducted by SCC.

         "BUYER" means Tully's Coffee Corporation, a Washington corporation.

         "BUYER DAMAGES" shall have the meaning given that term in SECTION 8.2.

         "BUYER'S FINANCIAL STATEMENTS" shall have the meaning given that term in

         "BUYER INDEMNITEES" shall have the meaning given that term in SECTION 8.2.

         "CALKINS" means Christopher C. Calkins.

         "CALKINS' KNOWLEDGE" means all matters of which Calkins has knowledge or of which Calkins should have knowledge.

         "CLOSING" shall have the meaning given that term in SECTION 2.4.

         "CLOSING DATE" shall have the meaning given that term in SECTION 2.4.

         "CODE" means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

         "CONTRACT" and "CONTRACTS" shall have the respective meanings given those terms in SECTION 4.13.

         "DAMAGES" means Buyer Damages or Seller Damages, as the case may be.

         "DEFINED BENEFIT PLAN" shall have the meaning given that term in
SECTION 4.2 1 (d).

         "DEPOSIT" shall have the meaning given that term in SECTION 2.3.

         "ENCUMBRANCE" means any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever or any item similar or related to the foregoing.

         "ENVIRONMENTAL LAW" means any applicable Law relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder.

         "FASB" means the United States Financial Accounting Standards Board or its successor.

         "FINANCIAL STATEMENTS" shall have the meaning given that term in
SECTION 4.5(b).

         "GAAP" means United States generally accepted accounting principles.

         "GOVERNING DOCUMENTS" means, with respect to any Person who is not a natural Person, the certificate or articles of incorporation, bylaws, formation or governing agreement and other charter documents or organization or governing documents or instruments of such Person.

         "GOVERNMENTAL BODY" means any court, government (federal, state, local or foreign) department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality.

         "INDEMNIFIED PARTY" shall have the meaning given that term in SECTION 8.6.

         "INDEMNIFYING PARTY" shall have the meaning given that term in SECTION 8.6.

         "INTELLECTUAL PROPERTY" shall have the meaning given that term in
SECTION 4.20.

         "IRS" means the United States Internal Revenue Service.

         "LAW" means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation, judgment or order of any kind or nature whatsoever (applicable to the general public or SCC) including any judgment or order of any Governmental Body or principle of common law.

         "LIABILITIES" with respect to any Person, means all debts, liabilities and obligations of such Person of any nature or kind whatsoever, whether or not due or to become due, accrued, fixed, absolute, matured, determined, determinable or contingent and whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service or otherwise.

         "LITIGATION" shall have the meaning given that term in Section 4.12.

         "MULTIEMPLOYER PLAN" shall have the meaning given that term in SECTION
4.21 (e).

         "OTHER AGREEMENTS" means each other agreement or document contemplated hereby to be executed and delivered in connection with the transactions contemplated by this Agreement on or before the Closing Date, including, without limitation the Non-Solicitation, Confidentiality and Non-Competition Agreements and the Employment Agreements referred to in SECTION 7.1(h) AND (i).

         "PBGC" means the United States Pension Benefit Guaranty Corporation.

         "PCBS" means polychlorinated biphenyls.

         "PERMIT" and "PERMITS" shall have the respective meanings given those terms in SECTION 4.14.

         "PERMITTED ENCUMBRANCES" means (i) liens for current taxes not yet due and (ii) liens of public record on personal property identified on SCHEDULE 1.1P; PROVIDED, HOWEVER, that any Encumbrances in clauses (i) and (ii) do not or will not either prohibit or materially interfere with the operations of the Business.

         "PERSON" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, any other legal entity, and a Governmental Body.

         "PURCHASE PRICE" shall have the meaning given that term in SECTION 2.2.

         "QUALIFIED PLAN" shall have the meaning given that term in SECTION 4.21(c).

         "REAL PROPERTY" shall have the meaning given that term in SECTION 4.15.

         "RECEIVABLES" shall have the meaning given that term in SECTION 4.10.

         "REGULATED MATERIAL" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance as defined by any Environmental Law and any other substance, waste or material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof, PCBs and friable asbestos.

         "RELATED PARTY" means (i) SCC, (ii) any Affiliate of SCC, (iii) any officer or director of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

         "REPRESENTATION" shall have the meaning given to that term in SECTION 6.11.

         "SCC" means Spinelli Coffee Company, a California corporation.

         "SCC DAMAGES" shall have the meaning given that term in SECTION 8.4.

         "SCC GROUP" means a member, whether past or present, of SCC's affiliated group of corporations within the meaning of Code Section 1504(a).

         "SCC INDEMNITEES" shall have the meaning given that term in SECTION
8.4.

         "SCC'S KNOWLEDGE" means all matters of which the officers and directors of SCC either have knowledge or of which reasonable officers and directors should have knowledge.

         "SCC PLAN" shall have the meaning given that term in SECTION 4.21(a).

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "SECURITY RIGHT" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security, including, without limitation, any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's Governing Documents or by agreement.

         "SELLERS" means the individuals and entities listed on EXHIBIT A attached hereto.

         "SHAREHOLDERS AGREEMENTS" shall have the meaning given to that term in
SECTION 6.8.

         "SHARES" has the meaning given that term in SECTION 2.1.

         "SPINELLI" means Arnold V. Spinelli.

         "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which SCC owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

         "SUPERFUND" means the United States Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 ET SEQ., as amended.

         "TAX" means any domestic or foreign federal, state, county or local tax, levy, impost or other charge of any kind whatsoever, including any interest or penalty thereon or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

         "1998 BALANCE SHEET" means the audited balance sheet of SCC as of February 1, 1998, which is currently being prepared, a copy of which will be attached hereto as EXHIBIT B no later than May 15, 1998.

         1.2 CONSTRUCTION. As used herein, unless the context otherwise requires: (i) references to "Article" or "Section" are to an article or section hereof; (ii) all references to "Exhibits" and "Schedules" are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

                                   ARTICLE II
                                 THE TRANSACTION

         2.1 SALE AND PURCHASE OF SHARES. At the Closing, Sellers shall sell and transfer to Buyer, and Buyer shall purchase from Sellers, free and clear of all Encumbrances, all of the issued and outstanding shares of SCC (collectively the "SHARES").

         2.2 PURCHASE PRICE. The purchase price for the Shares shall be Six Million Seven Hundred Thousand ($6,700,000) (the "PURCHASE PRICE").

         2.3 DEPOSIT. In the event that Buyer notifies Sellers and SCC that Buyer has approved its due diligence review of the Business, Buyer shall pay to Sellers the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit"). At Closing, the Deposit shall be applied against the Purchase Price. The Deposit shall be non-refundable, provided that if the Closing fails to occur on or before the Closing Date due solely to (i) a failure by Sellers or SCC to perform one or more of their respective material obligations under this Agreement, (ii) a failure by Sellers or SCC to satisfy each of the material conditions set forth in SECTION 7.1 (except for 7.1(k) and 7.1(e) to the extent any landlord consent cannot be obtained due to Buyer's Financial Statements), or
(iii) a failure by Sellers or SCC to make any of the deliveries at Closing of the items set forth in SECTION 7.3(a), then the Deposit shall be returned to Buyer.

         2.4 CLOSING. The consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, on June 15, 1998, or such earlier date as the parties hereto shall mutually agree upon (the "Closing Date") at a location which the parties shall mutually agree upon.

         2.5 PAYMENT OF PURCHASE PRICE. At Closing, the Purchase Price less the Deposit shall be paid in cash by Buyer to Sellers by wire transfer to a bank account designated by Sellers in writing. At Sellers' request, Buyer shall approve the form of such written designation of account prior to Closing.

         2.6 PAYMENT OF OPTION AND WARRANT EXERCISE PROCEEDS. Except as set forth on SCHEDULE 2.6, in addition to the Purchase Price, Sellers shall be entitled to receive all proceeds from the exercise of any of the options or warrants set forth on SCHEDULE 4.3. At Closing, SCC shall cause all sums received by SCC in connection with the exercise of any options or warrants set forth on SCHEDULE 4.3 to be paid in cash to a bank account designated by Sellers in writing. At Sellers' request, Buyer shall approve the form of such written designation of account prior to Closing.

         2.7 DESIGNATION OF SELLERS' AUTHORIZED REPRESENTATIVES. In order to facilitate the Closing, Sellers shall designate in writing one or more persons who shall have the authority of

Sellers to execute on Sellers' behalf any and all additional documentation at Closing which may be necessary or convenient. At Sellers' request, Buyer shall approve the form of such written authorization prior to Closing.

         2.8 TITLE. Title to the Shares shall pass from Sellers to Buyer at Closing, subject to the terms and conditions of this Agreement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Sellers represent and warrant to Buyer, severally only, as follows:

         3.1 AUTHORITY. Each Seller has the right, power and authority to enter into this Agreement and the Other Agreements to which he or she is or is to become a party and perform his or her obligations hereunder and thereunder.

         3.2 AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which any of Sellers is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor's rights generally and by general principles of equity (whether in a proceeding in law or in equity). Each Other Agreement to which any of Sellers is to become a party pursuant to the provisions hereof, when executed and delivered by such Seller, will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with the terms of such Other Agreement, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor's rights generally and by general principles of equity (whether in a proceeding at law or in equity). All actions contemplated by this section have been duly and validly authorized by all necessary action by each Seller. Each Seller who is a natural person has the capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.

         3.3 OWNERSHIP, OF SHARES. Each Seller is the record and beneficial owner of the Shares listed as owned by such Seller on SCHEDULE 3.3 attached hereto. Each Seller owns his or her Shares free and clear of all Encumbrances. Each Seller has the exclusive right to vote his or her Shares. Each Seller's transfer of his or her Shares to Buyer pursuant to this Agreement will pass to Buyer all rights, title and interest in and to such Shares free of any Encumbrance or any adverse interest, claim or charge whatsoever.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF SCC, CALKINS AND SPINELLI
                          ----------------------------

         As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, SCC, Calkins and Spinelli represent and warrant to Buyer, jointly and severally, as follows:

         4.1 ORGANIZATION AND AUTHORITY. SCC and each Seller which is an entity has the right, power and authority to enter into this Agreement and the Other Agreements to which it or he is or is to become a party and perform its or his obligations hereunder and thereunder. SCC is a corporation duly organized and existing under the laws of the State of California, and has the corporate power and authority to own or lease its properties and to carry on the Business as now conducted. SCC is duly qualified to do business and is in good standing in the jurisdictions shown on SCHEDULE 4.1, which are all the jurisdictions where the failure to so qualify could have a material adverse effect on the Business. Copies of SCC's Certificate of Incorporation and Bylaws, as amended to date, have been delivered to Buyer, and such copies are complete and correct and in full force and effect.

         4.2 AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which SCC, Anthony Spinelli, Spinelli or Calkins is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of such parties, enforceable against each such party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by general principles of equity (whether in a proceeding at law or in equity). Each Other Agreement to which SCC, Anthony Spinelli, Spinelli or Calkins is to become a party pursuant to the provisions hereof, when executed and delivered by such party, will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms of such Other Agreement, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by general principles of equity (whether in a proceeding at law or in equity). All actions contemplated by this section have been duly and validly authorized by all necessary proceedings by SCC and each Seller who is an entity. Each Seller who is a natural person has the capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.

         4.3 CAPITAL STOCK AND OWNERSHIP OF SHARES. The authorized capital stock of SCC consists of: (i) 1,500,000 shares of common stock, no par value, of which 855,700 shares are duly authorized, validly issued and outstanding, fully paid and nonassessable. All such Shares were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. SCC holds 53,000 shares as treasury stock. Except as set forth on SCHEDULE 4.3, SCC has no commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from SCC, any shares of its capital stock, and no such securities or obligations evidencing any such rights are outstanding. As of Closing; SCC shall have no commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from SCC, any shares of its capital stock, and no such securities or obligations evidencing any such rights will continue to be outstanding. Except as set forth on SCHEDULE 4.3, there are no restrictions of any kind on the transfer of the SCC Shares, except those imposed by federal and state securities laws. As of Closing, there shall be no restrictions of any kind on the transfer of the SCC Shares, except those imposed by federal and state securities laws. Sellers are the record and beneficial owners of all of the issued and outstanding SCC Shares, free and clear of all Encumbrances. Each Seller has the exclusive right to vote his Shares. Each Seller's transfer of his Shares to Buyer pursuant to this Agreement will pass to Buyer all rights, title and interest in and to such Shares free of any Encumbrance or any adverse interest, claim or charge whatsoever. SCC has no liability to any former owner of any of its shares by reason of any failure by it to comply with any Laws. Except as set forth on
SCHEDULE 4.3, there are no Subsidiaries of SCC.

         4.4 NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which SCC, Anthony Spinelli, Spinelli or Calkins is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by SCC, Anthony Spinelli, Spinelli or Calkins, will: (i) contravene any provision of any Governing Document of SCC; (ii) except as set forth on SCHEDULE 4.4, conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under any contract, agreement or instrument to which SCC or any Seller is a party or by which any of its or his assets may be bound or affected; (iii) except as set forth on
SCHEDULE 4.4 result in the creation, maturation or acceleration of any liability of SCC, Anthony Spinelli, Spinelli or Calkins (or give to any other Person the right to cause such a creation, maturation or acceleration); (iv) violate any Law or violate any judgment or order of any Governmental Body to which SCC, Anthony Spinelli, Spinelli or Calkins is subject or by which any of Sellers' or SCC's assets may be bound or affected; or (v) result in the creation or imposition of any Encumbrance upon any asset of SCC, or give to any other Person any interest or right therein. Notwithstanding the above, Calkins makes the representations and warranties contained in subclause (iv) above, to Calkins' Knowledge Except as set forth on SCHEDULE 4.4, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery by SCC and Sellers of this Agreement or any of the Other Agreements to which they are or are to become parties pursuant to the provisions hereof or in connection with the consummation by SCC and Sellers of the transactions contemplated hereby or thereby. As of Closing, SCC shall have obtained all of the consents set forth on SCHEDULE 4.4.

         4.5 FINANCIAL INFORMATION AND RECORDS.

                  (a) RECORDS. The books of account and related records of SCC are correct, complete and accurate.

                  (b) FINANCIAL STATEMENTS. The reviewed balance sheet, income statement and statement of cash flows for SCC at February 2, 1997, and for the fiscal year then ended, and the audited balance sheet, income statement and statement of cash flows for SCC at September 28, 1997, and for the 34-week period then ended, and the audited balance sheet, income statement and statement of cash flows for SCC at February 1, 1998 and for the fiscal year then ended (collectively, the "FINANCIAL STATEMENTS") have been delivered by SCC to Buyer, except for the audited balance sheet, income statement and statement of cash flows for SCC at February 1, 1998, which are currently being prepared and which will be delivered on or before May 15, 1998. The Financial Statements (i) are accurate, correct and complete in all material respects in accordance with the books of account and records of SCC; (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, and (iii) subject to the foregoing, fairly present the financial condition, assets and liabilities and results of operation of SCC at the dates and for the relevant periods indicated.

         4.6 UNDISCLOSED LIABILITIES. SCC has no Liabilities, except: (i) those reflected or reserved against on the 1998 Balance Sheet in the amounts shown therein; (ii) those not required under GAAP to be reflected or reserved against on the 1998 Balance Sheet that are expressly quantified and set forth in the Contracts; (iii) those disclosed on SECTION 4.6; and (iv) those of the same nature as those set forth on the 1998 Balance Sheet that have arisen or will arise in the ordinary course of business after the Balance Sheet Date through the Closing Date hereof, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, has had or will have a material adverse effect on the financial condition of the Business or SCC and none of which is a liability for breach of contract or warranty or has arisen out of tort, infringement of any intellectual property rights, or violation of Law or is claimed in any pending or threatened legal proceeding.

         4.7 NO CHANGES. Since the Balance Sheet Date, the Business has been conducted only in the ordinary course. Without limiting the generality of the foregoing sentence, except as set forth on SCHEDULE 4.7, since the Balance Sheet Date, there has not been any: (i) material adverse change in the financial condition, assets, Liabilities, net worth, earning power, business of SCC; (ii) material damage or destruction to any asset, whether or not covered by insurance; (iii) strike or other labor trouble; (iv) declaration or payment of any dividend or other distribution on or with respect to or redemption or purchase by SCC of any shares of its capital stock; (v) increase in the salary or bonus of any employee; (vi) asset acquisition, including capital expenditure, in excess of $25,000 m the aggregate, other than the purchase of inventory in the ordinary course of business; (vii) change in any SCC Plan; (viii) change in any method of accounting; (ix) payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on SCHEDULE 4.16; (x) disposition of any asset (other than inventory in the ordinary course of business) for more than $25,000 in the aggregate or for less than fair market value; (xi) payment, prepayment or discharge of any Liability other than in the ordinary course of business or any failure to pay any Liability when due; (xii) write-offs or write-downs of any assets in excess of $25,000 in the aggregate;
(xiii) creation, termination or amendment of, or waiver of any right under, any material agreement of the Business or any material agreement affecting the assets of the Business; or (xiv) material agreement or commitment to do any of the foregoing.

         4.8 TAXES. SCC has filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis, all Tax Returns that are required to be filed with respect to the Business prior to or on the Closing Date, pursuant to the Law of each Governmental Body with taxing power over such parties. All such Tax Returns were or will be, as the case may be, correct and complete. SCC has paid or will pay prior to the Closing all Taxes that have or will become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns, except (i) such Taxes, if any, as are being contested in good faith and disclosed on SCHEDULE 4.8; (ii) such Taxes as are fully reserved against on the 1998 Balance Sheet; and (iii) such Taxes accruing after the Balance Sheet Date that are not yet due. Except as set forth on SCHEDULE 4.8, SCC is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by a taxing authority of a jurisdiction where SCC does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. Without limiting the foregoing, to SCC's knowledge, SCC has no Liability for any Tax except (x) Taxes disclosed on SCHEDULE 4.8, (y) Taxes fully reserved on the 1998 Balance Sheet and (z) Taxes accrued after the Balance Sheet Date and fully reserved against on the financial statements of SCC. SCC has withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         4.9 INVENTORY. All of the inventory of SCC is valued on the books and records and in the Financial Statements at the lower of cost or market, the cost thereof being determined on an average cost basis, in accordance with GAAP.

         4.10 RECEIVABLES. SCHEDULE 4.10 discloses all trade and other accounts receivable of SCC relating to the Business ("Receivables") outstanding as of March 29, 1998, presented on an aged basis and separately identifies the name of each account debtor and the total amount of each related Receivable. All Receivables, whether reflected on the 1998 Balance Sheet, disclosed on SCHEDULE
4.10 or created after the Balance Sheet Date, arose from bona fide transactions, and no portion of any Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute except for returns occurring in the ordinary course of SCC's wholesale business based on past history. Except to the extent of the recorded reserve for doubtful accounts specified on the 1998 Balance Sheet, to SCC's Knowledge, all of the Receivables are collectible in the ordinary course of business and will be, based upon past collection practices, fully collected using commercially reasonable efforts.

         4.11 CONDITION OF ASSETS; TITLE: BUSINESS. SCHEDULE 4.11 correctly describes all personal property with an adjusted book value in excess of $500 used in the Business. SCC has good, marketable and exclusive title to all of its assets, and all of its assets are reflected on the 1998 Balance Sheet or, under GAAP, are not required to be reflected thereon. None of the assets owned by SCC is subject to any Encumbrance or impairment, other than Permitted Encumbrances. SCC is engaged in the Business and no other business.

         4.12 NO PENDING LITIGATION OR PROCEEDINGS. Except as set forth on
SCHEDULE 4.12, and to SCC's Knowledge, no action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Body or arbitrator ("Litigation") is pending or, threatened against or affecting SCC, the Business, any of Sellers or any of the transactions contemplated by this Agreement or any Other Agreement. Except as set forth on SCHEDULE 4.12, SCC has not been a party to any other Litigation since December 31, 1995. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting, SCC, the Business, any of Sellers or any of the transactions contemplated by this Agreement or any Other Agreement. SCC has no Litigation pending against any third party.

         4.13 CONTRACTS; COMPLIANCE. Disclosed on SCHEDULE 4.13, 4.16, 4.20 OR
4.21 is a brief description or a copy of each contract, lease, indenture, mortgage, instrument, commitment or other agreement, arrangement or understanding, oral or written, to which SCC is a party and that (i) is material to the Business, individually or in the aggregate; (ii) involves the purchase, sale or lease of any asset, materials, supplies, inventory or services in excess of $25,000 a year; (iii) has an unexpired term of more than six months from the date hereof, taking into account the effect of any renewal options; (iv) relates to the borrowing or lending of any money or guarantee of any obligation in excess of $25,000; (v) limits the right of SCC (or, after Closing, Buyer) to compete in any line of business; (vi) is an employment or consulting contract involving payment of compensation and benefits; (vii) involves sales, distribution or similar issues and provides for payments in excess of $25,000 per year; (viii) forms any partnership, joint venture or other similar agreement or arrangement; (ix) grants any option, license, franchise or similar agreement relating to the Business; (x) relates to any Intellectual Property; or (xi) was not entered into in the ordinary course (each, a "CONTRACT" and collectively, the "CONTRACTS"). Each Contract is a legal, valid and binding obligation of SCC and is in full force and effect.

         4.14 PERMITS, COMPLIANCE WITH LAW. To SCC's Knowledge, SCC holds all material permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under any applicable Law in connection with the operation of the Business (each, a "PERMIT" and collectively, "PERMITS"). To SCC's Knowledge, SCC has not been since January 1, 1993 nor is it currently in violation of any Law and has received no notice of any violation of Law, and no event has occurred or condition or state of facts exists that could give rise to any such violation. SCC has not received any notice of non-renewal of any Permit.

         4.15 REAL PROPERTY. SCHEDULE 4.15 discloses all real properties currently used or leased by SCC or in which SCC has an interest (collectively, the "REAL PROPERTY") and identifies the landlord of all of the Real Property. SCC owns no Real Property. SCC has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the lease or similar agreement relating thereto.

         4.16 TRANSACTIONS WITH RELATED PARTIES. No Related Party is or has been since December 31, 1995 a party to any transaction, agreement or understanding with SCC except pursuant to arrangements disclosed on SCHEDULE 4.16. No Related Party uses any of the assets of SCC, except directly in connection with the Business, and no Related Party owns or has any interest in any asset used in the Business.

         4.17 LABOR RELATIONS. SCHEDULE 4.17 sets forth a true and complete list of the names, titles, annual salaries and other compensation of all salaried employees of the Business. No employee of SCC is represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or threatened against, involving, affecting or potentially affecting SCC. No complaint against SCC is pending or threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of SCC. SCC has no Liability for sick leave, vacation time, severance pay or any similar item not fully reserved on the 1998 Balance Sheet. Neither the execution and delivery of this Agreement, the performance of the provisions hereof, nor the consummation of the transactions contemplated hereby will trigger any severance pay obligation or any other Liability under any contract or under any Law with respect to employees of the Business, except as disclosed on SCHEDULE 4.17.

         4.18 PRODUCT LIABILITIES; WARRANTIES. To SCC's Knowledge, each of the products produced or sold in connection with the Business is, and at all times up to and including the Closing Date has been, in substantial compliance with all applicable federal, state, local and foreign laws and regulations. SCHEDULE
4.18 discloses and describes the terms of all express product warranties issued by SCC.

         4.19 INSURANCE. SCHEDULE 4.19 discloses all insurance policies on an "occurrence" basis with respect to which SCC is the owner, insured or beneficiary or under which any assets of the Business are insured. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed. All insurance policies of the Business are in full force and effect.

         4.20 INTELLECTUAL PROPERTY RIGHTS. SCHEDULE 4.20 discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by SCC in or applicable to the Business. SCC has the entire right, title and interest in and to, or has the exclusive perpetual royalty-free right to use, the intellectual property rights disclosed on
SCHEDULE 4.20 and all other processes, know-how, show-how, formulae, trade secrets, recipes, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, and other proprietary rights necessary or applicable to or advisable for use in the Business ("INTELLECTUAL PROPERTY"), free and clear of all Encumbrances. SCHEDULE 4.20 separately discloses all Intellectual Property under license.

         4.21 EMPLOYEE BENEFITS.

                  (a) BENEFIT PLANS; SCC PLANS. SCHEDULE 4.21 discloses all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "BENEFIT PLAN"), whether or not funded and whether or not terminated, (i) maintained or sponsored by SCC, or (ii) with respect to which SCC has or may have Liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of SCC or their beneficiaries, or (iv) in which any current or former SCC employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "SCC PLAN"). With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any SCC Plan that is a welfare benefit plan as described in ERISA
Section 3(l).

                  (b) COMPLIANCE. Each SCC Plan and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable Laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No SCC Plan is or is proposed to be under audit or investigation, and no completed audit of any SCC Plan has resulted in the imposition of any Tax, fine or penalty.

                  (c) QUALIFIED PLANS. SCHEDULE 4.21 discloses each SCC Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "QUALIFIED PLAN"). With respect to each Qualified Plan, a current determination letter (or opinion or notification letter, if applicable) has been received from the IRS stating that such plan is qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code. Except as set forth in SCHEDULE 4.21, no Qualified Plan has been amended since the date of the most recent such letter. No member of the SCC Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done or failed to do anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

                  (d) DEFINED BENEFIT PLANS. SCHEDULE 4.21 also discloses each SCC Plan that is a defined benefit plan as defined in Section 3(35) of ERISA (a "DEFINED BENEFIT PLAN"). The present value of vested and nonvested accrued benefits under each Defined Benefit Plan does not exceed the present fair market value of the assets of such plan, based on the actuarial assumptions and methodology used for funding purposes (i) as set forth in such plan's most recent actuarial report; (ii) as required by the PBGC on a termination basis; and (iii) as set forth in FASB 87. No Defined Benefit Plan sponsored by any member of or covering any employee of the SCC Group has been terminated or partially terminated since its inception. SCC has no Liability for any SCC Plan that is not accrued on the 1998 Balance Sheet or, if arising after the Balance Sheet Date and on and before the Closing Date, will not be accrued on SCC's financial statements.

                  (e) MULTIEMPLOYER PLANS. No SCC Plan is a Multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN"). No member of the SCC Group has withdrawn from any Multiemployer Plan or incurred any withdrawal Liability to or under any Multiemployer Plan.

                  (f) PROHIBITED TRANSACTIONS. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any SCC Plan exists or has occurred that could subject SCC to any Liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code.

         Notwithstanding the above, Calkins makes the representations and warranties in this SECTION 4.21, to Calkins' Knowledge.

         4.22 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 4.22:

                  (a) COMPLIANCE; NO LIABILITY. The Business has been operated in compliance with all applicable Environmental Laws. SCC is not subject to any Liability, penalty or expense (including legal fees), and, to SCC's knowledge, Buyer will not suffer or incur any loss, Liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental law occurring prior to the Closing Date, any environmental activity conducted on or with respect to any Real Property at or prior to the Closing Date or any environmental condition existing on or with respect to any Real Property at or prior to the Closing Date, in each case whether or not SCC permitted or participated in such act or omission.

                  (b) TREATMENT. (i) SCC has not treated, stored, recycled or disposed of any Regulated Material on any Real Property or any real property previously owned, used or leased by SCC, and (ii) to SCC's Knowledge, no other Person has treated, stored, recycled or disposed of any Regulated Material on any part of the Real Property or any real property previously owned, used or leased by SCC. Except as set forth on SCHEDULE 4.22, there has been no release of any Regulated Material at, on or under any Real Property or any real property previously owned, used or leased by SCC.

                  (c) NOTICES. Neither SCC nor any of Sellers has received any request for information, notice of claim, demand or other notification that it or he is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material.

         4.23 CUSTOMER RELATIONS. SCHEDULE 4.23 sets forth (a) the name of, and a brief description of each customer of SCC whose purchases from the Business during the 52-week period ending February 1, 1998 equaled or exceeded 2% of the net sales of the Business during such period.

         4.24 FINDERS' FEES. Neither Sellers, SCC nor any of SCC's officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any Other Agreement.

         4.25 BANK ACCOUNTS. SCHEDULE 4.25 lists all bank, money market, savings and similar accounts and safe deposit boxes of SCC, specifying the account numbers and the authorized signatories or persons having access to them.

         4.26 DISCLOSURE. None of the representations or warranties of SCC or Sellers contained herein and none of the information contained in the schedules referred to in Article IV is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to SCC and Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to SCC and Sellers as follows:

         5.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement, and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

         5.2 AUTHORIZATION AND ENFORCEABILITY. This Agreement and each Other Agreement to which Buyer is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Each Other Agreement to which Buyer is to become a party pursuant to the provisions hereof, when executed and delivered by Buyer, will constitute the legal, valid and binding obligation of Buyer, enforceable against such party in accordance with the terms of such Other Agreement. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Buyer.

         5.3 NO VIOLATION OF LAWS; CONSENTS. Neither the execution and delivery of this Agreement nor any Other Agreement to which Buyer is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Buyer will: (i) contravene any provision of the Governing Documents of Buyer, or (ii) violate any Law or any judgment or order of any Governmental Body to which Buyer is subject or by which any of either party's assets may be bound or affected.

         5.4 FINDERS' FEES. Neither Buyer nor any of its officers, directors or employees employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

         5.5 NO PENDING LITIGATION OR PROCEEDINGS. No Litigation is pending or, to the knowledge of Buyer, threatened against Buyer which would have material adverse effect upon Buyer's ability to perform its obligations under this Agreement.

         5.6 FINANCIAL STATEMENTS. The audited balance sheet, income statement and statement of cash flows for Buyer at March 30, 1997, and for the fiscal year then ended, (collectively the "Buyer's Financial Statements") have been delivered by Buyer to SCC. The Buyer's Financial Statements (i) are accurate, correct and complete in accordance with the books of account and records of Buyer; (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated period, and (iii) subject to the foregoing, fairly present the financial condition, assets and liabilities and results of operation of Buyer at the date and for the relevant period indicated.

                                   ARTICLE VI
                                CERTAIN COVENANTS

         6.1 CONDUCT OF BUSINESS PENDING CLOSING. From and after the date hereof and until the Closing Date, unless Buyer shall otherwise consent in writing, SCC shall, and Spinelli and the other Sellers who are officers and directors of SCC shall cause SCC to, conduct the affairs of the Business as follows:

                  (a) ORDINARY COURSE; COMPLIANCE. The Business shall be conducted only in the ordinary course and consistent with past practice. SCC shall maintain the Business consistent with past practice and shall comply in a timely fashion with the provisions of all Contracts and Permits and other agreements and commitments. Each of Spinelli, Calkins and the other Sellers who are officers and directors of SCC and SCC shall use his or its best efforts to keep the Business organization intact, keep available the services of its present employees and preserve the goodwill of its suppliers, customers and others having business relations with it. SCC shall maintain in full force and effect its policies of insurance, subject only to variations required by the ordinary operations of the Business, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

                  (b) PROHIBITED TRANSACTIONS. SCC shall not: (i) make any distribution with respect to SCC's capital stock; (ii) acquire any equity or ownership interests in any business; (iii) dispose of any of the assets of the Business, except in the ordinary course of business; (iv) make any capital expenditures relating to the Business in excess of $10,000 in the aggregate, (v) enter into any contract or commitment the performance of which may extend beyond the Closing Date ` except those made in the ordinary course of business; (vi) enter into any employment or consulting contract or arrangement that is not terminable at will; (vii) fail to pay any Liability or charge when due, other than Liabilities contested in good faith by appropriate proceedings; (viii) incur any debt, liability or obligation, other than current Liabilities incurred in the ordinary and usual course of the Business, or pay any debt, liability or obligation of any kind other than current liabilities and current maturities of long term debt; or (ix) mortgage, pledge or otherwise encumber any property or asset, except in the ordinary and usual course of the Business.

                  (c) ACCESS, INFORMATION AND DOCUMENTS. SCC shall give to Buyer and to the employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) of Buyer access during normal business hours, and in a manner so as not to unreasonably interfere with the normal business operations of SCC, to all of the properties, books, Tax Returns contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their workpapers concerning the Business) of the Business and shall furnish to Buyer all such documents and copies of documents and all information with respect to the properties, Liabilities and affairs of the Business as Buyer may reasonably request. Provided, however, that upon execution hereof, Buyer shall only be allowed access to such key employees of SCC as the parties may mutually agree. Once the Deposit becomes nonrefundable pursuant to the terms of SECTION 2.3, Buyer then shall have reasonable access to such other employees of SCC as Buyer determines necessary. Buyer shall at all times exercise reasonable care and discretion in connection with contacting SCC employees, and shall consult with Spinelli prior to any such contact.

         6.2 PUBLICITY. No party shall issue any press release or otherwise make any announcements to the public or to the employees of SCC with respect to this Agreement without the prior written consent of the other parties, except as required by Law. This Section shall expire on the 10th day after the Closing Date.

         6.3 FULFILLMENT OF AGREEMENTS. Each party hereto shall use its reasonable best efforts to cause all of those conditions to the obligations of the other under Article VIII that are not beyond its reasonable control to be satisfied on or prior to the Closing Date and shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, SCC or Sellers shall, prior to Closing, obtain the consents referred to in
SECTION 4.4.

         6.4 SCC EMPLOYEES. Except as contemplated by written employment agreements signed by Buyer on or before the date hereof, Buyer shall have the right, but not the obligation, to continue to employ any or all of the employees of SCC after the Closing Date. Employees of SCC whose employment is continued shall be allowed to participate, as of the Closing Date, in all health and welfare and retirement savings plans made available to employees of Buyer.

         6.5 ASSISTANCE. SCC and Sellers shall cooperate with and assist Buyer and its authorized representatives in order to provide, to the extent reasonably requested by them, an efficient transfer of the Business and to avoid any undue interruption in the activities and operations of the Business following the Closing Date.

         6.6 SEVERANCE AND TERMINATION PAYMENTS. Sellers agree to pay, perform and discharge any and all severance payments and other Liabilities with respect to employees, officers and directors of SCC that result from agreements which SCC entered into prior to the Closing Date or otherwise from the transfer of the Shares hereunder, including but not limited to all of the matters disclosed on
SCHEDULE 4 17, and indemnify and hold harmless Buyer and the directors, officers and affiliates of it from and against any and all losses, Liabilities, damages, costs and expenses, including reasonable legal fees and disbursements, that any of the aforesaid may suffer or incur by reason of or relating to any Liabilities referred to in this SECTION 6.6. Buyer shall be responsible for all other severance payments and Liabilities arising from Buyer's termination of employees following the Closing.

         6.7 CERTAIN TAX MATTERS.

                  (a) ASSISTANCE. After the Closing Date, Buyer and Sellers shall provide each other with such assistance as may be reasonably requested in connection with the preparation of any income tax return, audit or other examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes of the Business. The party requesting assistance hereunder shall reimburse the other parties for reasonable out-of-pocket expenses incurred in providing such assistance. No party shall request an income tax audit of SCC.

                  (b) SECTION 338(h)(10) ELECTION At Buyer's option, an election under Section 338(h)(10) of the Code and equivalent elections under applicable state Law (the "338(h)(10) Election") may be made in connection with the transactions contemplated by this Agreement. If Buyer chooses to make the 338(h)(10) election, then Buyer, Sellers, and SCC shall cooperate in the completion and timely filing (and amendment or correction, if any) of an IRS Form 8023-A for the 338(h)(10) election. Allocation of the Purchase Price among the assets of the Business for the Purposes of any 338(h)(10) election shall be in accordance with the principles of Treasury Regulation Section 1.338(h)(l0)-1(f)(1)(ii) in the case of Sellers, and Treasury Regulation Section 1.338(h)(10)-1(e)(5) in the case of Buyer. Any costs associated with the 338(h)(10) Election, including any additional taxes owed by Sellers related thereto, shall be paid by Buyer.

         6.8 TRANSFER RESTRICTIONS. All agreements between SCC and Sellers, or any of them, that restrict in any way the transfer of the Shares ("Shareholder Agreements") shall be terminated prior to Closing. All commitments of SCC to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from SCC, any shares of its capital stock, shall be terminated prior to Closing.

         6.9 GUARANTIES. Within a reasonable time after Closing not to exceed forty-five days, Buyer shall remove the personal guaranties Of Calkins and Spinelli issued with respect to the obligations of SCC listed on SCHEDULE 6.9 or pay off such obligations.

         6.10 NON-SOLICITATION; CONFIDENTIALITY. In the event the Closing fails to occur, whether or not the fault of Buyer, SCC, Sellers or otherwise, Buyer agrees that it shall not (i) solicit for employment with Buyer any of SCC's employees, officers or directors for a period of one year, (ii) encourage any of SCC's employees, officers or directors to terminate their employment or association with SCC for a period of one year, (iii) solicit any of SCC's customers for a period of one year, (iv) make any use of or disclose any of SCC's Intellectual Property, or any other information received from SCC, or (v) pursue any business, real estate or other opportunity of which Buyer became aware as a result of its due diligence review or investigation of SCC.

         6.11 SCHEDULES. On or before May 8, 1998, SCC shall complete and deliver to Buyer for attachment to this Agreement all Schedules referenced in this Agreement, all in a form reasonably acceptable to Buyer. From time to time prior to the Closing, SCC will promptly supplement and amend the schedules to this Agreement with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any schedule, and will promptly notify Buyer of any breach that either SCC or Sellers discovers of any representation or warranty made in this Agreement.

         With respect to any factual matter which SCC must disclose on a schedule in connection with any particular representation (the "Representation") given by SCC herein, such matter shall be deemed to have been sufficiently disclosed so long as it is fully disclosed on a schedule to the Agreement in connection with another representation which is logically related to the Representation. Notwithstanding the foregoing, SCC shall not intentionally fail to disclose any matter on all applicable schedules, and shall use its commercial best efforts to do so.

         In the event Buyer has actual knowledge and an actual understanding prior to Closing that SCC has neglected to include on any schedule hereto all matters required to be disclosed in connection with any representation given by SCC herein, whether Buyer's actual knowledge thereof derives from its due diligence activities or otherwise, Buyer shall have the affirmative obligation to inform SCC of such deficiency prior to the Closing. In the event Buyer fails to so inform SCC, Buyer shall be prohibited from thereafter including such deficiency in any post-closing claim against Sellers or SCC. This section shall be of no force or effect in the event SCC's failure to properly disclose any matter on a schedule hereto was intentional and not the result of oversight.

         6.12 AUDIT. Buyer agrees to pay for the cost of the audited balance sheet, income statement and statement of cash flows at February 1, 1998, and for the fiscal year then ended, referred to in SECTION 4.5 (the "Audit'), provided that if the transactions contemplated by this Agreement shall fail to close and Sellers or SCC shall thereafter within one year utilize the

Audit in connection with a sales, merger or exchange of shares transaction of SCC with any other third party, then Sellers and SCC shall reimburse Buyer for the full cost of the Audit.

         6.13 FULL EXECUTION OF AGREEMENT. On or before May 8, 1998, SCC and Sellers shall deliver to Buyer a fully executed copy of this Agreement with original signatures of each Seller.

         6.14 FORM OF NON-COMPETITION AGREEMENTS AND EMPLOYMENT AGREEMENTS. On or before May 8, 1998, the form of the non-competition agreements and the employment agreements referred to in SECTION 7.1(h) AND (i) below, shall be finally agreed upon by Buyer, SCC and each of the Sellers who will be a party to any such agreement.

                                  ARTICLE VII
                       CONDITIONS TO CLOSING: TERMINATION

         7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part at the option of Buyer:

                  (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of SCC and Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. SCC and each of Sellers shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by them at or before the Closing.

                  (b) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the results of operations, Liabilities, or the financial or other condition, of the Business.

                  (c) CLOSING DOCUMENTS. Buyer shall have received the other documents referred to in SECTION 7.3(a). All agreements, certificates, opinions and other documents delivered by SCC or Sellers to Buyer hereunder shall be in form and substance reasonably satisfactory to Buyer.

                  (d) ESTOPPEL CERTIFICATES. Buyer shall have received estoppel certificates from each lessor of each leasehold estate described in SCHEDULE 4.15, in form and substance reasonably satisfactory to Buyer.

                  (e) CONSENTS. SCC or Sellers shall have received the consents, approvals and actions of the Persons referred to in SCHEDULE 4.4.

                  (f) LOANS AND OTHER OBLIGATIONS. All loans or other obligations due to or from any Related Party or any Seller in connection with the Business shall be repaid in full or canceled prior to the Closing Date.

                  (g) PERMITS. Buyer shall have verified or obtained all required or appropriate Permits, licenses, franchises, authorizations and approvals to conduct the Business as presently conducted.

                  (h) NON-COMPETITION AGREEMENTS. Buyer shall have entered into non-competition agreements with certain key officers and managers of SCC, including without limitation Arnold Spinelli, Anthony Spinelli and Christopher Calkins in form and substance reasonably acceptable to Buyer.

                  (i) EMPLOYMENT AGREEMENTS. Buyer shall have entered into employment and/or consultant agreements with Anthony Spinelli and Arnold Spinelli, in form and substance reasonably acceptable to Buyer.

                  (j) TRANSFER RESTRICTIONS. Evidence of the termination of all agreements between SCC or Sellers, or any of them, containing restrictions of the transfer of the Shares.

                  (k) COMPLETION OF BUYER'S DUE DILIGENCE. Buyer shall have completed and approved its due diligence review of the Business. On or before June 1, 1998, Buyer shall be obligated to notify Sellers and SCC in writing as to whether or not it has approved its due diligence review of the Business. In the event that Buyer does not approve its due diligence review of the Business on or before June 1, 1998, Sellers and SCC shall have the right to terminate this Agreement.

         7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SCC AND SELLERS. The obligation of SCC and Sellers to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at the Closing of the following conditions, any one or more of which may be waived in whole or in part at the option of SCC and Sellers:

                  (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Buyer shall have performed all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with at or before the Closing.

                  (b) CLOSING DOCUMENTS AND MATERIALS. SCC and Sellers shall have received the other documents and materials referred to in SECTION 7.3(b), and the Purchase Price (less the Deposit). All agreements, certificates, opinions and other documents delivered by Buyer to SCC and Sellers hereunder shall be in form and substance satisfactory to counsel for SCC, in the exercise of such counsel's reasonable professional judgment.

         7.3 DELIVERIES AND PROCEEDINGS AT CLOSING.

                  (a) DELIVERIES BY SCC AND SELLERS. SCC and Sellers shall deliver or cause to be delivered to Buyer at the Closing:

                           (i) Stock certificates (or lost stock certificate
affidavits with indemnification provisions in form and substance acceptable to Buyer covering any lost or destroyed certificates) representing all of the Shares, free and clear of all Encumbrances, duly endorsed in blank by the record holders thereof.

                           (ii) A Certificate of the Secretary of State for the
State of California to the effect that SCC is a validly existing corporation in good standing in the State of California as of a date not more than twenty (20) days prior to the Closing Date.

                           (iii) True and correct copies of (A) the Governing
Documents (other than the bylaws) of SCC as of a date not more than twenty (20) days prior to the Closing Date, certified by the Secretary of State of the State of California and (B) the bylaws of SCC as of the Closing Date, certified by the Secretary of SCC.

                           (iv) General releases by all officers and directors
of SCC and Sellers releasing all liability of SCC and all current or former shareholders, directors and officers to them and of any claim that they or any of them may have against SCC.

                           (v) The minute books, stock ledgers and corporate
sea] of SCC.

                           (vi) The opinion of Kay & Merkle, legal counsel to
SCC and Sellers, in substantially the form of Exhibit C.

                           (vii) Resignations of the officers and directors of
SCC effective at the closing.

                           (viii) Such other agreements and documents as Buyer
may reasonably request.

                  (b) DELIVERIES BY BUYER. Buyer shall deliver or cause to be delivered to SCC and Sellers at the Closing:

                           (i) Cash in the amount of the Purchase Price less the
Deposit in the form of a wire transfer to an account designated by Sellers in writing.

                           (ii) Incumbency and specimen signature certificates
signed by the officers of Buyer and certified by the Secretary of Buyer.

                           (iii) The opinion of Carney Badley Smith & Spellman,
P. S., legal counsel to Buyer, with respect to the matters addressed in SECTIONS 5.1, 5.2, 5.3, AND 5.5 of this Agreement.

                           (iv) A general release executed by Buyer releasing
all claims and liabilities which Buyer might otherwise have against any officer or director of SCC for acts or omissions committed prior to the Closing Date, excepting therefrom (i) any and all matters for which such officers and directors shall otherwise have an obligation to provide indemnification to Buyer as set forth in Article VIII; (ii) acts or omissions involving intentional misconduct by such officers or directors or involving violation of law by such officers or directors, (iii) any transactions from which such officers or directors have personally received a benefit in money, property or services to which such officers and directors were not legally entitled.

                           (v) Such other agreements and documents as SCC and
Sellers may reasonably request.

         7.4 TERMINATION.

                  (a) MUTUAL CONSENT; FAILURE OF CONDITIONS. Except as provided in SECTION 7.4(b), this Agreement may be terminated prior to Closing by: (i) mutual consent of Buyer, SCC and Sellers; (ii) Buyer, if any of the conditions specified in SECTION 7.1 hereof shall not have been fulfilled by June 15, 1998, and shall not have been waived by it (with the exception of SECTION 7.1(k) which shall be completed or waived by June 1, 1998); (iii) by Buyer, if SCC fails to deliver the Schedules described in SECTION 6.11 on or before May 8, 1998, or such other date as shall be mutually agreed upon by SCC and Buyer in writing, or the audit described in SECTION 6.12 on or before May 15, 1998, or such other date as shall be mutually agreed upon by SCC and Buyer in writing, or the fully executed copy of this Agreement with original signatures of each Seller on or before May 8, 1998, or such other date as shall be mutually agreed upon by SCC and Buyer in writing; or (iv) by either Buyer or SCC and Sellers, if the form of the agreements referred to in SECTION 6.14 have not been finally agreed upon by Buyer, SCC and each Seller who is a party to any such agreement on or before May 8, 1998, or such other date as shall be mutually agreed upon by SCC and Buyer in writing; or (v) SCC and Sellers, if any of the conditions specified in SECTION
7.2 hereof shall not have been fulfilled by June 15, 1998, and shall not have been waived by them.

                  (b) CASUALTY DAMAGE. Notwithstanding anything else herein to the contrary, if prior to the Closing the Business (or any portion thereof) is damaged by fire or any other cause, for which the reasonable estimate of the immediate repair is more than $ 500,000, Buyer at its option, which may be exercised by written notice given to SCC within thirty (30) business days after receipt of notice of such loss, may declare this Agreement null and void, or close subject to reduction of the Purchase Price by the amount of any applicable insurance deductible which shall be paid by Buyer and assignment to Buyer of the proceeds from any insurance carried by SCC or Sellers covering such loss.

                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in, this ARTICLE VIII.

         8.2 INDEMNIFICATION BY SPINELLI AND CALKINS. Spinelli and Calkins shall jointly and severally indemnify, defend, save and hold Buyer and their officers, directors, employees, agents and Affiliates (collectively, "BUYER INDEMNITEES") harmless from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses of third parties are meritorious; collectively, "BUYER DAMAGES") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for (i) a breach of any representation or warranty made by SCC or Sellers in this Agreement, in any certificate or document furnished pursuant hereto by SCC or Sellers or in any Other Agreement to which SCC or any of Sellers is or is to become a party, (ii) a breach or nonfulfillment of any covenant or agreement made by SCC or Sellers in or pursuant to this Agreement (other than the representations and warranties covered by) (i) or in any Other Agreement to which SCC or any of Sellers is or is to become a party, or (iii) any acts or omissions to act of Sellers or SCC related to employment matters arising out of or related to the Business occurring prior to the Closing Date.

         8.3 INDEMNIFICATION BY SELLERS (OTHER THAN SPINELLI AND CALKINS). Sellers other than Spinelli and Calkins shall severally indemnify, defend, save and hold Buyer Indemnitees harmless from and against all Buyer Damages asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for (i) a breach of any representation or warranty made by Sellers (other than Spinelli and Calkins) in Article 111, in any certificate or document furnished pursuant hereto by Sellers (other than Spinelli and Calkins) or in any Other Agreement to which Sellers (other than Spinelli and Calkins) is to become a party, or (ii) a breach or nonfulfillment of any covenant or agreement made by Sellers (other than Spinelli and Calkins) in or pursuant to this Agreement.

         8.4 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, save and hold Sellers their respective Affiliates, successors, officers, directors and agents (collectively, "SCC INDEMNITEES") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses of third parties are meritorious; collectively, "SCC DAMAGES") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any SCC Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for (i) a breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document furnished pursuant hereto by Buyer or in any Other Agreement to which Buyer is a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement or in any Other Agreement to which Buyer is a party, (iii) acts or omissions to act of Buyer or SCC related to employment matters arising out of, or related to the Business occurring after the Closing Date, or (iv) acts or omissions to act of SCC in the conduct of the Business occurring after the Closing Date, provided that Buyer shall have no obligation to indemnify any Seller Indemnitee for any matter which arises out of or relates to, in whole or in part, such Seller Indemnitee's own acts or omissions to act. Notwithstanding subclause (iv) above, Buyer shall have no obligation to indemnify any Sellers for any matter for which any such Seller shall be obligated to indemnify Buyer under SECTION 8.2 or SECTION 8.3.

         8.5 LIMITATION OF LIABILITY. Notwithstanding the foregoing, the obligations of Sellers to indemnify the Buyer Indemnitees against any Buyer Damages and the obligations of Buyer to indemnify Seller Indemnitees against Seller Damages shall be subject to all of the following limitations:

                  (a) CEILING. No indemnification shall be made under clause (i) of SECTION 8.2 OR 8.4 to the extent that Damages exceed 20% of the amount of the Purchase Price in the aggregate.

                  (b) FLOOR. No indemnification shall be made under clause (i) of SECTION 8.2 OR 8.4 except to this extent that the Damages, in the aggregate, exceed $50,000 net of insurance provided that when the Damages exceed $50,000 net of insurance (the "Floor"), the Indemnified Party shall be entitled to recover the full amount of its Damages net of insurance, without deduction for the Floor.

                  (c) TIME PERIOD. An Indemnifying Party shall be obligated to indemnify an Indemnified Party by virtue of clause (i) of SECTION 8.2 or SECTION
8.4 only for those Damages as to which the Indemnified Party has given the Indemnifying Party written notice thereof within 18 months after the Closing Date; PROVIDED, HOWEVER, that with respect to any claim for Damages sustained by reason of a breach of any representation or warranty relating to those matters governed by SECTIONS 4.8. 4.21 AND 4.22, Sellers' liability shall be limited to Buyer Damages as to which such written notice shall have been given within the periods of the applicable federal and state statutes of limitations related to such matters.

                  (d) FRAUD; INTENTIONAL MISREPRESENTATION. The limitations set forth in SECTIONS 8.5(a), (b) AND (c) shall not apply to Damages arising out of
(i) fraud, (ii) the breach of any representation or warranty contained herein or pursuant hereto if such representation or warranty was made with actual knowledge that it contained an untrue statement of a fact or omitted to state a fact necessary to make the statements of facts contained therein not misleading, or (iii) the breach by SCC or any of Sellers of the representations and warranties set out in SECTIONS 3.1, 3.2, 3.3, 4.8, 4.11 (with respect to title of SCC's assets) and 4.24.

         8.6 NOTICE OF CLAIMS. If any Indemnitee (an "INDEMNIFIED PARTY") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this ARTICLE VIII, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "INDEMNIFYING PARTY") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this
SECTION 8.6 shall not affect any of such party's rights under this ARTICLE VIII or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

         8.7 GOOD FAITH EFFORTS TO SETTLE DISPUTES. Buyer and Sellers agree that, prior to commencing any litigation against any other party concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, the respective chief executive officers (or officers holding such authority) or other appropriate Persons shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such Persons shall disclose to the others all relevant information relating to such dispute.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 COSTS AND EXPENSES. Buyer shall pay its expenses, fees and commissions. Except as otherwise provided herein, Sellers shall pay all of the pre-Closing expenses of SCC, including all legal, accounting and other expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         9.2 FURTHER ASSURANCES. SCC and Sellers shall, at any time and from time to time on and after the Closing Date, upon request by Buyer and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may reasonably be required or desirable for the better conveying, transferring, delivering, assuring and confirming the Shares. Buyer shall, at any time and from time to time on and after the Closing Date, upon request by Sellers and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, and assurances as may be reasonably required or desirable in order that Sellers may receive the benefit of the transactions contemplated by this Agreement.

         9.3 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid; upon delivery, if sent by hand delivery; upon delivery, if sent by prepaid courier, with a record of receipt; or the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

                  (a)      if to Buyer, to:

                           Mr. Tom T. O'Keefe
                           Tully's Coffee Corporation
                           2010 Airport Way South
                           Seattle, Washington 98134
                           Telecopy: (206) 233-2077

                           with a required copy to:

                           Mr. Richard J. Padden
                           Carney Badley Smith & Spellman, P.S.
                           2200 Columbia Center
                           701 Fifth Avenue
                           Seattle, Washington 98104
                           Telecopy: (206) 467-8215

                  (b)      if to SCC, to:

                           Arnold V. Spinelli
                           54 Twelve Oak Hill
                           San Rafael, CA 94903
                           Telecopy: (415) 499-8508

                           and to:

                           Christopher C. Calkins
                           28 Partridge Drive
                           Novato, CA 94945
                           Telecopy: (415) 898-8289

                           with required copies to:

                           W. Bruce Bercovich, Esq.
                           Kay & Merkle
                           100 The Embarcadero Penthouse
                           San Francisco, CA 94105

                           Telecopy: (415) 512-9277

                           and to:

                           Robert S. Stein, Esq.
                           Stein & Lubin LLP
                           600 Montgomery, 14th Floor
                           San Francisco, CA 94111
                           Telecopy: (415) 981-4343

                           and to:

                           Peter Wohlfeiler, Esq.
                           Janin, Morgan & Brenner
                           220 Bush Street, 17th Floor
                           San Francisco, CA 94104
                           Telecopy: (415) 981-1264

                  (c) and, if to Sellers, to their respective addresses as set forth on EXHIBIT A hereto, with required copies to Spinelli and Calkins at their respective addresses as set forth on EXHIBIT A hereto.

         Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

         9.4 ASSIGNMENT; GOVERNING LAW. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shaft be governed by and construed in accordance with the laws of California without regard to its conflict of law doctrines.

         9.5 AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

         9.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Schedules and Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written, including the letter of intent. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of SECTIONS 8.2 AND 8.3 relating to Buyer Indemnitees and SCC Indemnitees.

         9.7 SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

         9.9 ATTORNEYS' FEES, EXPENSES AND TRAVEL COSTS. If it shall be necessary for any party to this Agreement to employ any attorney to enforce their rights pursuant to this Agreement because of the default of another party(ies), the defaulting party(ies) shall reimburse the prevailing party(ies) for reasonable attorneys' fees and expenses, and all reasonable travel expenses of such prevailing party(ies), their counsel, and their reasonably necessary paralegals, witnesses, consultants and experts.


                           [Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           TULLY'S COFFEE CORPORATION


                                           By:
                                              ------------------------------
                                                   Tom T. O'Keefe
                                                   Chairman and CEO


                                           SPINELLI COFFEE COMPANY


                                           By:
                                              -------------------------------
                                                   Arnold V. Spinelli
                                                   President

                                           SELLERS:

                                           ----------------------------------
                                           Lisa A. Aquilina

                                           ----------------------------------
                                           Dr. Joseph R. Ball

                                           ----------------------------------
                                           Dr. Carol L. Ball

                                           -----------------------------------
                                           Joseph R. Ball
                                           U.S. Clearing Corp
                                           Custodian of the Joseph R. Ball IRA
                                           Rollover

                                           -----------------------------------
                                           Maude Hallin, Executrix
                                           for Mrs. Margaret Baylis

                                           ----------------------------------
                                           Robert Dan Brumbaugh, Jr.

Signature page for Stock Purchase Agreement

                                           ----------------------------------
                                           Mr. Carroll C. Calkins

                                           -----------------------------------
                                           Mr. Christopher C. Calkins

                                           -----------------------------------
                                           Mrs. Ruth M. Calkins

                                           -----------------------------------
                                           Betty Freedman

                                           -----------------------------------
                                           Mrs. Tracy Freedman

                                           -----------------------------------
                                           Tracy  Freedman,  Trustee for the
                                           Tracy Freedman 1993 Trust

                                           ------------------------------------
                                           Michael Housman, Custodian,
                                           Qualified Pensions, Inc.

                                           ------------------------------------
                                           Susan Gay Housman, Custodian
                                           Qualified Pensions, Inc.

                                           ------------------------------------
                                           Keith A. Kandarian, or Successors
                                           in Trust, as Trustee of the Calkins
                                           1995 Revocable Trust
                                           F/B/O Benjamin C. Calkins

                                           ------------------------------------
                                           Keith A. Kandarian, or Successors
                                           in Trust, as Trustee of the Calkins
                                           1995 Revocable Trust
                                           F/B/O Alexander C. Calkins

Signature page for Stock Purchase Agreement

                                           -----------------------------------
                                           Keith A. Kandarian, or Successors
                                           in Trust, as Trustee of the Calkins
                                           1995 Revocable Trust
                                           F/B/O Nicholas M. Calkins

                                           -----------------------------------
                                           Nancy DeMerritt

                                           -----------------------------------
                                           Judith Mooney
                                           MPM Ltd.

                                           -----------------------------------
                                           Michael D. Spencer

                                           -----------------------------------
                                           Rebecca L. Spencer

                                           -----------------------------------
                                           Michael D. Spencer IRA

                                           -----------------------------------
                                           Anthony J. Spinelli

                                           -----------------------------------
                                           Anthony Spinelli
                                           U.S. Clearing Corp.
                                           Custodian of IRA Account No.
                                           7679805718 (Anthony J. Spinelli)

                                           -----------------------------------
                                           Anthony J. Spinelli, or Successors
                                           in Trust, as Trustee of the
                                           Spinelli 1995 Irrevocable Trust
                                           F/B/O Daniel Max Spinelli

Signature page for Stock Purchase Agreement


                                           ------------------------------------
                                           Anthony J. Spinelli, or Successors
                                           in Trust, as Trustee of the
                                           Spinelli 1995 Irrevocable Trust
                                           F/B/O Matthew Sam Spinelli


                                           ------------------------------------
                                           Anthony J. Spinelli, or Successors
                                           in Trust, as Trustee of the
                                           Spinelli 1995 Irrevocable Trust
                                           F/B/O Jessica Page Spinelli


                                           ------------------------------------
                                           Arnold V. Spinelli


                                           ------------------------------------
                                           V. Arnold Spinelli


                                           ------------------------------------
                                           Edward F. Urquhart


                                           ------------------------------------
                                           David Galoob